                                                                    Exhibit 11.1

                                  PSINet Inc.

Calculation of Basic and Diluted Loss per Share and Weighted Average Shares Used
                               in Calculation (1)

                                                                                               Year Ended
                                                                                            December 31, 1998
                                                                                            -----------------
Weighted average shares outstanding:
Common stock:
    Shares outstanding at beginning of year......................................                  40,477,786
    Weighted average shares issued during the year ended December 31, 1998                          9,327,831
     (11,605,853 shares).........................................................               -------------
                                                                                                   49,805,617
                                                                                                =============
Net loss available to common shareholders........................................               $(264,948,000)
                                                                                                =============
Basic and diluted loss per share.................................................               $       (5.32)
                                                                                                =============

_____________
(1) For a description of basic and diluted loss per share, see Note 1 of the Notes to the Consolidated Financial Statements included in Part II, Item 8 of this Form 10-K.